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                         [WERNER & KENNEDY LETTERHEAD]


                                                     August 28, 1998


The Daruma Funds, Inc.
60 East 42nd Street, Suite 1112
New York, NY 10165


             Re: Post-Effective Amendment No. 4 to the Registration Statement of The Daruma Funds, Inc. filed on Form N-1A under the Securities Act of 1933 and Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940
                  Securities Act Registration No.: 333-03709
                  Investment Company Act No.: 811-07621
                  Our File No. 11960-00-101


Dear Mesdames and Messrs.

        You have requested us, as counsel to The Daruma Funds, Inc. (the "Company"), to furnish you with this opinion and consent in connection with the above-referenced registration statement (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

        We have made such examination of the statutes, authorities, and records of the Company and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that the Company is a Maryland corporation organized with one or more series of shares and is registered as an open-end management investment company under the 1940 Act, and that the shares, when issued and sold in accordance with the laws of applicable Jurisdictions, and with the terms of the Prospectus and Statement of Additional Information included as part of the Registration Statement, will be valid, legally issued, fully paid, and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Regisgtration Statement under the 1933 Act and the 1940 Act, and to the reference to our name under the heading "Counsel and Independent Auditors" included in the Registration Statement.


                                           Very truly yours,

                                           Werner & Kennedy



                                           By: Robert K. Fulton
                                               ---------------------------------
                                               Robert K. Fulton


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